UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


                         Date of Report
                          July 6, 1999


                  CONTROL CHIEF HOLDINGS, INC.
     (Exact name of registrant as specified in its charter)



                            New York
            (State of jurisdiction of incorporation)


                     0-15910            16-0955704
           (Commission File Number)    (IRS Employer
                                        Identification No.)

    P.O. Box 141, 200 Williams Street, Bradford, Pennsylvania 16701
            (Address of principal executive offices)
                           (Zip code)


                         (814) 368-4132
      (Registrant's telephone number, including area code)

                              NONE
                    (Former name or address)




Item 1.  Changes in Control of Registrant.

Mr. Douglas S. Bell, Chairman, CEO and President has entered into an agreement which may involve a change of control.

The Corporation's Press Release with respect to the transaction is attached as Exhibit 99.1.


Exhibits

  a) Exhibit 99.1 Press Release dated July 12, 1999.




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CONTROL CHIEF HOLDINGS, INC.



Date:  July 12, 1999                By:/S/Douglas S. Bell
                                       Douglas S. Bell
                                       Chairman of the Board





Exhibit 99.1

                         PRESS RELEASE

                     For Immediate Release

                         July 12, 1999

  CONTROL CHIEF HOLDINGS, INC. ANNOUNCES SHIELDS FAMILY SHARE
                           TRANSFER


BRADFORD PENNSYLVANIA. An agreement was reached on July 6, 1999 by and between Mr. C. Lawrence Shields Jr. and Mrs. Dorothy Shields, and Mr. Douglas Bell and Mrs. Janine Bell to effectively transfer 320,368 shares of the Corporation's Common Stock to Mr. and Mrs. Bell. Mr. Bell is the Corporation's CEO and Chairman and the son-in-law of Mr. and Mrs. Shields. Terms of the transfer include the sale of 131,772 shares of Common Stock at a price of $3.39 per share. In consideration for the sale, Mr. and Mrs. Bell have given Mr. and Mrs. Shields a fifteen year promissory note in the amount of $447,166 plus interest to be paid quarterly. In addition to the term note, Mr. and Mrs. C. Lawrence Shields Jr. have gifted to Mr. and Mrs. Douglas Bell, at execution of the agreement an additional 188,596 shares of Common Stock.

Prior to the execution of the agreement, Mr. C. Lawrence Shields Jr., the founder, former Chairman of the Board of Directors, former CEO and President and current member of the Board of Directors, and his spouse Mrs. Dorothy Shields, beneficially owned 333,280 shares of Control Chief Holdings, Inc. or approximately 33.3% of the outstanding stock. This included 1,125 shares of Common Stock subject to acquisition by exercise of outstanding options. Mr. Douglas Bell, current Chairman of the Board of Directors, President and CEO, and Mrs. Janine Bell, his spouse, prior to sale and gift, beneficially owned 100,520 shares of Control Chief Holdings, Inc. or approximately 10.1% of the outstanding stock. This included 10,312 shares of Common Stock held by Mr. Bell as trustee for custodial accounts for his minor children and 1,250 shares of Common Stock subject to acquisition by exercise of outstanding options. At July 12, 1999, Mr. and Mrs. C. Lawrence Shields Jr. beneficially owned 12,912 shares of Common Stock in the Corporation or less than 1.3% of the outstanding stock. Mr. and Mrs. Douglas Bell, at July 12, 1999 beneficially owned 420,888 shares of Common Stock, or approximately 42.1% of the outstanding stock.

Control Chief Holdings, Inc. is traded on the NASDAQ Small Cap
Market under the symbol DIGM.